Conference Call Transcript

VTSS.PK - Vitesse Conference Call to Update Shareholders on Status of the Company

Event Date/Time: Nov. 06. 2006 / 4:30PM ET

CORPORATE PARTICIPANTS

Chris Gardner
Vitesse Semiconductor - CEO and President

Shawn Hassel
Vitesse Semiconductor - CFO

CONFERENCE CALL PARTICIPANTS

Robert Chapman
Chapman Capital - Analyst

Kevin Wink
Polynouth Capital Management - Analyst

Ben David
CA Amoco - Analyst

Frank Ortel
Westlake - Analyst

Harry Empley
Private Investor


PRESENTATION

-------------------------------------------------------------------------------
Operator

At this time I would like to welcome everyone to the Vitesse Semiconductor status of the Company update. [OPERATOR INSTRUCTIONS] Thank you. I will now turn the conference over to Chris Gardner, CEO of Vitesse. You may begin your conference.

-------------------------------------------------------------------------------
Chris Gardner - Vitesse Semiconductor - CEO and President

Thank you. Welcome and thanks for joining us today. The purpose of today's call is to provide you an update regarding our business results and trends. Although we're not filing financial statements at this time we, hope to make our results as transparent as possible and help you understand how to best measure our progress. I would like to start with our Safe Harbor and a few comments.

Certain matters discussed in the conference call constitute forward-looking statements that are based on management's current expectations and involve risk and uncertainties that could cause actual results to differ materially from those projected. The risks include, among others, risks related to the previously disclosed internal review of restatement of Vitesse's financial statements, Vitesse's failure to file its required reports under the Securities Securities Exchange Act of 1934 and the asserted default under our debentures. Furthermore, information provided during this call, which is not historical in nature, are forward-looking statements pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. Vitesse undertakes no duty to update any forward-looking statements or to confirm those statements to actual results or change the Company's expectations.

I would like to begin by saying that we are pleased with the results we report today. In last quarter's update, the management team committed to three primary goals. One, to take positive action that would strengthen the financial and operational aspect of the business. Two, to demonstrate best in class performance in dealing with the legal and financial restatement issues that face the Company and to ensure that these distractions did not deter us from our most important goal, running the Company. And three, to be open and transparent to our employees, customers and shareholders.

I feel we have made good progress. In the quarter we saw strength in of most of our businesses, allowing us to exceed our sales forecast for the quarter.
We improved the efficiency of our operations with improvements in materials costs, yields and cycle time. These, together with some improvements in our working capital management, allowed us to significantly reduce our use of cash.

I'm pleased to report that during the fourth quarter our cash burn was $2.8 million. This is significant reduction from the prior quarter and substantially better than the projection by some of the pundits. We also made good progress on what I like to call the "distractions." We recently reached an agreement with the holders of our debentures that should allow us at least 18 months to be current with our SEC filings. The special committee has made good progress and plans to make its full report to the Board within the quarter. And we have begun the recertification and restatement process ahead of this report to ensure that we make as much progress as quickly as possible.

On the customer front, we continue to see strong interest in our products and continue to receive design wins across all our product lines. We have seen accelerating sales at several of our major businesses. Indications are there to suggest this trend should continue into the current quarter. While our progress has been steady, we still face important challenges. Some of our customers have taken a cautious stance in committing to us while we resolve some of our financial risks. I expect that the news we report today will improve our position here.

During this quarter, I will be traveling with my staff to personally meet every one of our largest customers and share these positive results. We also face the task rebuilding our financial team, while completing a significant restatement process that will be challenging and time consuming. While we still have a significant amount of work ahead of us, I feel we have made a good start. In most areas, we have achieved or exceeded the goals we set for ourselves.

We have begun to build a solid base from which we can continue to improve the Company. Before I get into the details of the business and the operations, I would like Shawn to orient you on the financial landscape.

-------------------------------------------------------------------------------
Shawn Hassel - Vitesse Semiconductor - CFO

Thanks Chris. Good afternoon everyone. First, I would like to thank you for your patience over the past quarter and taking time to attend our second business update call. Since the last call, many of you have asked questions about the financial future of Vitesse. As described by Chris just a moment ago, I believe that our -- I believe that over the course of the last quarter, we have made significant progress towards both our operational and financial goals. I hope to shed some light on some of those questions.

First however, I will take a few minutes to bring you up-to-date on the recent progress of our financial and accounting activities. In particular, in the past quarter, we have significantly reduced our cash burn and taken important steps to improve the financial management of the business and its operations. We have successfully amended our debentures, resolving the alleged default issues for at least the next 18 months. And we have dedicated significant resources in performing an internal review of the Company's accounting policies and procedures. And have laid the initial groundwork in preparing to restate our financials.

On this specific point, let me provide you with some more detail. As you know, the special committee of our Board of Directors is continuing its independent review of certain of the Company's accounting policies and procedures. The special committee has advised us that it is well along in its fact finding work and that it has set a goal of concluding its work and making a report to the full Board of Directors by the end of December. Additionally, the special committee has continued to cooperate fully with the SEC and the Department of Justice, which we believe are looking into the same issues as the committee.

The special committee has not yet presented its final report to the management team and as such, we are not in a position to discuss their progress or findings. However, based on select information provided to date, plus the results of our own review of the financial records, which I will cover in a minute, it is clear at this point, that we will need to restate certain of the Company's past financial statements. The management team has expended significant resources, both internal and external, on our financial review and restatement efforts during the past quarter.

These efforts have focused on understanding and evaluating the detailed accounting policies and procedures employed by the Company, the very systems in which the information held and the potential impact on the financial statements from issues arising from our internal review and ultimately the report from the special committee. While the internal review has been broad, we have focused on key issues related to the migration of our revenue recognition policies and procedures from a POP or sell-in, to a POS or sell-through model. Development and implementation of a comprehensive inventory evaluation and standard costing model. And the initial evaluation of our internal controls over financial processes, including financial closing procedures and disclosure controls.

While we believe we have made good progress during the quarter, focusing on the key systems and areas of restatement, this review has been complicated by the lack of historical knowledge surrounding the Company's accounting practices. This is primarily due to the turnover of the top four positions within the accounting department. And weaknesses in the current systems and records have also proven challenging in moving this process forward. With that being said, we are aggressively executing on our plan to augment the internal staff with highlight qualified personnel, including the hiring of permanent CFO and are working with the auditor and others to develop alternative procedures where the records are lacking.

Our goal is to perform this complex process as efficiently and cost effective as possible, pursuant to a comprehensive restatement plan that is being developed with the input of KPMG and the professionals who have been engaged by the special committee. Until we have received the final report of the special committee's findings and have incorporated these specific areas into our restatement plan, we will not be in a position to give guidance as to when we expect to provide audited GAAP financial statements. We do believe, however, that given the anticipated timing of the report and internal review work to date, we believe we will be able to give you a better idea as to the timing on the next call. Nonetheless, we believe that the numbers we are providing on this call will help you track our progress and the health of the business.

With that, I would like to talk about certain operational and financial metrics that we are disclosing to track our performance. Before I do, however, I want to repeat our cautionary note. I need to highlight that the numbers in this call are preliminary, unaudited and based on accounting policies and procedures that may be revised in the future. Due to the restatement and the ongoing review process, it may be appropriate for us to further revise the following numbers to reflect the outcome of these efforts.

In fact, we anticipate material changes in select numbers discussed on this call. As such, you should review numbers that we are about to discuss as directional only. As I discuss the metrics I will focus on four items; net consumption, cash position, working capital and other key accounts and our operating expenses.

First, I will begin with net consumption. As we discussed First I will begin with net consumption. As we discussed last quarter, net consumption represents the value of products sold to our end customers, less any distributor margins or other costs. In other words, consumption is a tool that we have been using to measure the total demand for Vitesse's products by our end customers. Net consumption is not a measure of our financial performance and we are presenting it only as an operating metric. In addition, the net consumption information that we are providing is preliminary.

Let me explain to you why. As noted before, one of our primary focuses this quarter has been on the compiling of the financial records necessary to restate our revenues. These records include inventory and consumption information from our distributors. At this point, we are still working to validate the distributor numbers and this process will likely result in changes as we collect more accurate information.

With that in mind, we currently estimate that the net consumption for the fourth quarter was between $58 and $60 million. This represents an increase over the third quarter. For the past quarter, our revised estimate of net consumption is between $52 and $54 million. We revised this third quarter estimate from the $50.7 million we provided in the last call, as we have received additional information from our distributors. As we continue this process, we also may revise our estimates for the first and second quarters. And based on what we now know, we would expect these estimates to be revised upward by approximately $1 to $2 million.

Next, I would like to discuss the Company's current cash position. At the end of September, the Company had cash and cash equivalents of approximately $25.5 million. This compares with $28.3 million at the end of June. Please note that the cash balance that I'm reporting now for the end of June is slightly lower than the balance we previously reported. This change is due to finalization of our Q3 cash reconciliations.

These cash balances indicate a cash burn in the fourth quarter of $2.8 million. It is important to note that this is after spending $4.9 million on professionals, specifically associated with Vitesse's current situation. The current fourth quarter burn compares to a revised total cash burn of $48.3 million for the six months ended June and this does not include the effects of the addition of the net proceeds from the Tennenbaum transaction.

Next, I would like to walk you through the key working capital accounts and other key accounts to give you a perspective on their impact on the cash burn. The first item I would like to discuss is inventory. As noted above there's been significant efforts expended focusing on developing a more accurate standard costs and valuation model for our inventory. Because this work has not been completed, we have calculated the inventory based on the standard costs that have been utilized by the Company for the prior quarters. Using this standard cost, we believe we have invested between $5 and $6 million in net inventory.

We believe this continued inventory build is primarily due to the final installment of the large legacy wafer starts being delivered during the quarter and investments to convert those wafers to finished goods in support of product ramps. It should also be noted that we believe we have normalized the inventory in the channel during the quarter. We anticipate the implementation of the revised standards and the anticipated revision to our revenue recognition policy will materially impact the reported number. Again, as such, this number is directional.

During the quarter, we decreased our net accounts receivable by approximately $5.8 million. This primarily resulted from improved collection of past due accounts. Net accounts payable was up by approximately $2.2 million. This was the result of higher buying activity to support the higher revenue base. And other primary impacts included capital expenditures of approximately $2.9 and reduction of capital leases of approximately $1.6 million.

There was minimal cash interest paid in the quarter,l as the first interest payment for the Tennenbaum debt and the semiannual debenture interest was paid in October. While we are not directly comparing numbers to the prior call, our internal reviews into our financial processes have identified a discrepancy in the capital expenditures reported on the prior call. We have revised our CapEx for the six months ended June to $8.1 million, compared to the $4.4 presented on our last call.

Next I would like to discuss the current spending rates on total operating expenses including R&D and SG&A. During the quarter, we continued to implement cost saving initiatives that have continued to drive down our direct costs. With that being said, we believe we have continued to fund both R&D and SG&A at an appropriate level for a technology business like ours. The total operating expenses, net of the professional fees associated with the current situation, were approximately $33 million. This is down approximately $2 million from the prior quarter.

We're making a concerted effort to streamline our R&D spending to focus on those areas that are likely to give us appropriate returns. Recently, for example, we have modestly reduced our process and technology R&D teams in areas that are no longer core to the business. This reduction in force resulted in a one-time $260,000 restructuring charge.

We believe we have made meaningful changes to the business, which have materialized in a reduced cash burn, as demonstrated in the numbers above. In Q1 our cash burn will be impacted by our ability to achieve continued top line sales growth, our ability to monetize our significant investment in inventory, the potential for a ramp in activity associated with the restatement, which will likely increase professional costs, and the payment of cash interest of approximately $1.6 million, which did not impact this past quarter's numbers.

I would like to spend some time on other key areas I believe that you will be interested in. As we discussed in our last call, we are looking to sell our fab in Colorado Springs. While this has taken longer than originally anticipated, we would like to announce that we are in later stage negotiations of a potential sale. With that being said, we cannot give any assurances that the sale will ultimately occur, nor can we predict the timing if a sale does occur.

Finally, we recently announced that we were soliciting consents from the holders of our debentures. I am happy to report that we received all of the required consents. The changes to the debentures will allow us 18 months to become current in our filings. And the changing it will provide us with the opportunity to call the bonds at par for the next 12 months, if we choose to do so. In return, the conversion ratio of the debentures has been reduced from $3.92 per share to $2.546 per share. In addition, the debentures have the right to put their debentures to us in 2009 at a price of 113.7% of the principle amount.

We believe that this should help us address some of the uncertainty that surrounds our financial picture. And we think that will be especially helpful in demonstrating our improved stability when we speak with employees, vendors and importantly, our customers. With that, I would like to turn the call back over to Chris to discuss the business.

-------------------------------------------------------------------------------
Chris Gardner - Vitesse Semiconductor - CEO and President

Thanks Tom. Now, I would like to review the state of our three lines of business, networking, storage and ethernet. Provide you some detail on the operational highlights of the quarter, our longer term strategy and our outlook. The network products division is our largest business. In Q4 it was approximately 49% of sales. This division sells into the fiber-optic wired communications infrastructure market. Traditional customers are large telecom OEM's.

The business was down slightly relative to the prior quarter. The slowdowns, is we believe is primarily due to softness in Asia. We also saw some softness from one of the major OEM's that's currently going through a merger process.
We don't expect this to be a long-term trend and we believe the segment will regain positive momentum going forward. While sales were weaker than expected, we had a very strong design activity within MPD. We closed over 80 new opportunities, which is a near record pace for the division. One of our most active products is a physical layer chip for the 10gigabit ethernet optical module market. This chipset was announced in March.

During the quarter, we closed several new designs in this space. We now believe we have all of the top five module manufacturers using our chipset for their next generation products. The chipset employs a technology called electronic dispersion compensation. It enables transmission signals at higher speeds over longer distances. In the case of these products, at 10 gigabits per second, over 300 meters of low grade fiber.

This is a critical requirement in the enterprise market and it's a good example of our technology leadership. These products are expected to reach production in calendar 2007 and will ramp through 2008. Several of the industry analysts out there are forecasting 10 gigabit ethernet port counts to exceed 10 million ports by 2011. So, we expect this to be a very nice business.

Another product area that I discussed in the last call, we continued to make headway in Ethernet Over SONET framer market. These framer products enable the transported data services over existing telecom infrastructure. During the quarter, recorded several new design wins in the space, including a new very significant tier one customer. We now believe that we have captured designs at eight of the top 10 OEM's. We expect this segment to continue to grow for the next several years, as carriers upgrade networks to handle increasing amounts of data and future video traffic.

Our storage division was 34% of sales in the quarter. I reported in the last call, that storage appeared to be gaining strength. During the quarter, we saw strong sales in our 2G fiber channel products as well as continued ramps on our next generation serial attached SCSI or SAS products. The business, as a result, contributed to some upside. Fiber channel is looking strong again in the quarter. But as I've cautioned in the past, we don't expect that trend to continue. We are still planning to see 2G fiber channel trend down during fiscal 2007.

In any case, and fortunately, our fiber channel business is being substantially replaced by emerging SAS business, and we're very well positioned in this market. We have developed a broad family of products, including SAS RAID-on-Chip processors, known as ROC's, as well as SAS expanders. Both product families ramped well during the quarter. In particular, the ROC processor is now shipping in excess of 10,000 units per week. Recently, we announced an agreement with Promise Technology to provide their RAID software on top of our ROC processor.

Together, we offer superior price performance solution compared with our competition. We expect this solution will play particularly well in the Asia Pacific ODM market and are working with our customers in Asia to enable new opportunities for them in the storage market. For the fourth quarter, we expected that the growth of our SAS business would, for the first time, be greater than the decline of our fiber channel business. It was. And enabled our storage divisions to show good sequential growth. We have very strong backlog entering the current quarter and we're looking forward to continued growth from our SAS products in the quarter ahead.

Our ethernet products division has continued its steady, substantial growth, over 20% sequentially. It now represents about 20% of our business. This compares to 16% in the prior quarter. We continue to see great opportunities for revenue growth in the ethernet space.

As expected, we saw strong demand for higher port count, 16 and 24 port switch solutions, as well as our highly integrated quad and octal copper PHY products. These new products are designed into many enterprise class switch solutions that are now starting to move into production. Our 5 and 8 port integrated switch PHY products continue to dominate the market.

During the quarter, we saw substantial interest in these products for a variety of applications that now require gigabit speeds. Some of the more exciting are fiber-to-the-home, optical network units, gaming routers, and especially for New Media Gateway systems based on 802.11n wireless applications. We expect these new design wins in very high volume applications are going to continue to drive the growth over our ethernet business.

Now, let me take a few minutes to look at the bigger picture and our outlook for the future. We have begun an analysis of the strategic allocation of resources to our various businesses. This is still very much a work in process. We are implementing a discipline to insure that our investments are prudent and focused on driving returns. We have identified a number of opportunities to improve on our current process.

First, we recognize that Vitesse has a long history of technology innovation and past innovations have provided us with key competitive advantages. We will focus our efforts in areas that have the ability to deliver superior returns. I expect that, as in the past, we will tend to find our best opportunities are in transition markets. We have been successful in developing products that have the ability to change markets. Our entry into gigabit ethernet and SAS are good examples of where we invested aggressively ahead of the curve. We are now starting to see these investments come to fruition.

Because of the transition nature of these products, we expect that they will grow significantly faster than the market as a whole. The ability to recognize these markets and the agility to address them quickly is key to our success. Second, we're looking hard at all existing and new product initiatives to make sure we're focused on the right products for the right markets. This has led for example to the decision to exit the market for some of our older [galey marsonite] products, which were EOL'd during the quarter. We've also continued to look for ways to invest to lower our costs through more efficient R&D and improved operations.

Finally, we're implementing a detailed operations plan to support our strategic plan. As we allocate our resources, we are mindful of the need to have and maintain a strong balance sheet to provide customers and suppliers the confidence they need. We have worked hard to stay close to our customers and will continue to work to strengthen these relationships.

Moving forward, we still have much work to do. We have made tangible progress in improving Vitesse's financial condition and operations. The visibility into our business and operations continues to improve. In the last call, we said we recognize the importance of reaching cash flow neutrality. This remains an important goal for the management team and we are taking positive steps to achieve this goal.

The special committee has told us they will conclude their work and deliver a final report in the quarter. We have already begun the work toward restatement and recertification. And we have received final consent from the holders of our debentures that should relieve the concern of our stakeholders. Meanwhile, we remain focused on running the Company. We have tremendous opportunities in each of our business segments and we have the right products.

This combination creates a strong competitive advantage for Vitesse. We remain absolutely committed to returning the Company to profitability. And given our progress to date, the commitment of our employees and support of our customers and suppliers, I'm fully confident that we will achieve our goals.

With that, I would like to thank all for participating in the call today. We look forward to updating you on progress in the future and I would like to open it up to questions. Operator, can you begin the Q&A session please.


QUESTION AND ANSWER

-------------------------------------------------------------------------------
Operator

[OPERATOR INSTRUCTIONS] Your first question comes from Robert Chapman with Chapman Capital.

-------------------------------------------------------------------------------
Robert Chapman - Chapman Capital - Analyst

Chris, hi, I appreciate you taking the time for this call and it's good to see that your products are well positioned throughout your three areas. One thing
I think that's unfortunate here despite the cash bleed down to almost nothing, is that we're not cash flow positive in no small part due to the Board using the shareholders money to conduct an investigation that arguably is designed to cover their own tracks. The self policing that's inherent in this process has been chronicled in the "Wall Street Journal." And certainly, a lot of the large shareholders with whom we've spoken are concerned about a Board of Directors and one individual in particular, Jim Cole, a former member and existing member of the compensation committee, signing a lot of our cash flow, which is precious, into outsourced legal and other accounting work that in essence is covering potentially some complicity on his part. When can we get to the point that the Board can be recomprised of noncomplicit members of compensation committees that potentially granted to themselves, and the three individuals who left the firm, illegal backdated options?

-------------------------------------------------------------------------------
Chris Gardner - Vitesse Semiconductor - CEO and President

Well, hi Bob.  Nice talking with you.  Certainly, I understand your concern.
And we have spoken over these issues in the past. I think at this point, obviously, we're waiting for the full report from the special committee. I'm confident that we have -- the special committee is independent. They are new Board members that were put in place after these problems have occurred. So, I'm very confident in their independence. And I'm going to depend on them and the professionals that they have invested in to give us the appropriate guidance for what we need to do when the report shows up. Until then, I think it's just preliminary for me to try and make judgments based on what that report may or may not say.

-------------------------------------------------------------------------------
Robert Chapman - Chapman Capital - Analyst

Well, our investigation of Jim Cole uncovered quite a bit of background that would support an complicity claim against him at a minimum. We will be filing Amended 13-D with the results that report some time in the coming months. I do hope that the special committee, who does seem to be working hard on behalf of the owners of the Company, can take some advice to the compensation committee at a minimum and get their resignation before we have to file a 14-A to replace the whole Board.

-------------------------------------------------------------------------------
Chris Gardner - Vitesse Semiconductor - CEO and President

Again, Bob, I appreciate your comments. And we are working hard with the special committee. We will of course take the actions that the committee suggests. And we will certainly take into account the advice and counsel of our shareholders. Well, thank you and congratulations on all the hard work, it looks like it's paid off.

-------------------------------------------------------------------------------
Robert Chapman - Chapman Capital - Analyst

Thank you Bob.

-------------------------------------------------------------------------------
Operator

Your next question comes from [Kevin Wink] with [Polynouth] Capital Management.

-------------------------------------------------------------------------------
Kevin Wink - Polynouth Capital Management - Analyst

Hi Chris. You have gotten more time to get into the operating issues of the Company, aside from the investigation and restatements. What are your thoughts at this point about a longer term sustainable financial model for the Company? I'm not holding you to anything in terms of timing or anything like that. But for what gross margins you think you can achieve over time, what will be appropriate percentage levels of R&D and SG&A?

-------------------------------------------------------------------------------
Chris Gardner - Vitesse Semiconductor - CEO and President

So, at this point you can tell we're not comfortable and we don't intend to give guidance. In terms of developing and share with you with you a more stable financial model, I think we certainly expect to move in that direction over the future quarters here. But at this point, it really is I think too early. You can see that we did some restatements and some of the numbers we provided last time. There's still some variability in the numbers and understanding the numbers. I think at next call, we will feel a little more comfortable in looking at some of the issues with regard to the model and giving you some potential direction on that. But until we get our complete restatement done, we won't be providing certainly, any kind of financial per se or guidance.

-------------------------------------------------------------------------------
Kevin Wink - Polynouth Capital Management - Analyst

If I could ask a follow up, the galey marsonite products that were EOL'd, how much did they account for your revenues?

-------------------------------------------------------------------------------
Chris Gardner - Vitesse Semiconductor - CEO and President

They're fairly small portion of our revenues. They're certainly in the single digit total percent. And those are being EOL'd, we expect that revenue to continue certainly through 2007 and probably into 2008. Many of those products have reasonable replacement products, next generation products that are offered by Vitesse. So, we don't expect that revenue necessarily to go away. Those are just old products that have been in our portfolio, some of them for over 15 years and it's very difficult, from an operational perspective, to support them.

-------------------------------------------------------------------------------
Kevin Wink - Polynouth Capital Management - Analyst

All right, thanks.

-------------------------------------------------------------------------------
Operator

Your next question comes from Ben David with CA Amoco.

-------------------------------------------------------------------------------
Ben David - CA Amoco - Analyst

Hello everyone, I represent a consortium of investors, each with a significant interest in Vitesse, which has conducted an investigation on the problems that continue to depress the Company's stock. While I'm aware this has already been mentioned in the call, we don't feel that the special committee has promptly or satisfactorily in addressing the issue of James Cole's negligence. We've found Mr. Coal's record outside of Vitesse of ignoring conflicts of interest to make profit, epitomized by Gigatronics questionable acquisition of Microsource while Mr. Cole was on the Board of both companies. How can you expect to reform the Company without removing its most harmful negligent Director, with a record in multiple companies of doing little other than focus on accumulating personal wealth and getting his friends on board?

-------------------------------------------------------------------------------
Chris Gardner - Vitesse Semiconductor - CEO and President

I think we have already addressed this question. And again, we appreciate the input of our shareholders, but we will be waiting for the report of our special committee during the quarter and we will report on that at the appropriate time. Do we have another question?

-------------------------------------------------------------------------------
Operator

Your next question comes from Frank [Ortel] with Westlake.

-------------------------------------------------------------------------------
Frank Ortel - Westlake - Analyst

I just have one --

-------------------------------------------------------------------------------
Operator

Excuse me, Mr.  Orel, your line is open

-------------------------------------------------------------------------------
Frank Ortel - Westlake - Analyst

Can you confirm you guys that the competition committee's senior member, James Cole, has been asked to resign but has refused to do so?

-------------------------------------------------------------------------------
Chris Gardner - Vitesse Semiconductor - CEO and President

We're having a hard time hearing you.

-------------------------------------------------------------------------------
Frank Ortel - Westlake - Analyst

Sorry about that.  Can you confirm the market rumor --?

-------------------------------------------------------------------------------
Chris Gardner - Vitesse Semiconductor - CEO and President

Operator, can you hear that question, we cannot hear it.

-------------------------------------------------------------------------------
Operator

Mr.  Ortel.

-------------------------------------------------------------------------------
Frank Ortel - Westlake - Analyst

Can you hear me now?

-------------------------------------------------------------------------------
Chris Gardner - Vitesse Semiconductor - CEO and President

Now we can hear you.

-------------------------------------------------------------------------------
Frank Ortel - Westlake - Analyst

There you go. I had asked if you can confirm the market rumors that compensation committee senior member James Cole has been asked to resign but has refused to do so?

-------------------------------------------------------------------------------
Chris Gardner - Vitesse Semiconductor - CEO and President

I can't comment on that rumor one way or the other.

-------------------------------------------------------------------------------
Frank Ortel - Westlake - Analyst

Thank you.

-------------------------------------------------------------------------------
Operator

Your next question comes from Kevin Wink with Polynouth Capital Management.

-------------------------------------------------------------------------------
Kevin Wink - Polynouth Capital Management - Analyst

Concerning the fab, and I don't want to press you on whether it is going to be sold or isn't, but conceptually, if it is sold how does it affect your operating costs?

-------------------------------------------------------------------------------
Chris Gardner - Vitesse Semiconductor - CEO and President

The fab that we're talking about that Shawn mentioned is our Fab 2 in Colorado Springs. That facility was actually decommissioned several years ago, so we're not currently running any product in that fab, we simply use that facility as an office space. So, depending on who we sell it to and the agreement, we may be renting space back from them or not. So, it should end up being a net positive but not really material to the balance sheet.

-------------------------------------------------------------------------------
Kevin Wink - Polynouth Capital Management - Analyst

Okay.  Thanks.

-------------------------------------------------------------------------------
Operator

Your next question comes from Harry [Empley], private investor.

-------------------------------------------------------------------------------
Harry Empley Private Investor

Hello gentlemen. I just was trying to get a little bit more clarity on your storage revenues. You spoke of, I think, it was 34% of your revenues coming from storage now. And it sounds like that's an area where you're looking for growth from. So of that approximately $20 million, can you give a little bit more break down as to what products or what types of products, fiber channel or SAS, comprise those revenues? Thank you.

-------------------------------------------------------------------------------
Shawn Hassel - Vitesse Semiconductor - CFO

Yes, I can give you a little flavor for it. I don't have any specific break down in front of me. But as I mentioned, our fiber channel products, which we sell into some of the older 2 gigabit per second fiber channel systems, were actually fairly strong during the quarter. So, they grew slightly versus what we had forecast them declining slightly. So, that was quite strong. But we also saw growth in both our SAS ROC products and our SAS expanders. So again, I don't have the break down, but those two segments were both strong. Going forward, we expect the SAS market to continue to grow, as the SAS storage systems turn online. And we do expect the fiber channel market to start shrinking. We're not exactly sure at this point when that will occur. We are trying to be very conservative in our forecast in that regards.

-------------------------------------------------------------------------------
Operator

Your next question comes from Kevin Wink with Polynouth Capital Management.
-------------------------------------------------------------------------------
Kevin Wink - Polynouth Capital Management - Analyst

You mentioned earlier, Chris, that there were still some customers that were still some customers that were concerned -- or customers or potential customers concerned about events at the Company. How would you quantify what you may be losing in current potential revenues? How many possible current design wins you haven't achieved because of whatever portion of the potential customer base has those concerns? And any other comments you can add, to add color to your earlier remarks.

-------------------------------------------------------------------------------
Chris Gardner - Vitesse Semiconductor - CEO and President

Sure. We have a few customers out there. I think reality is that when you're in the press that all the -- everyone gets a little bit concerned. So customers that know us well, and have been customers for a long time, are the most stable. The ones that are kind of newer to us we're trying to penetrate into new markets, I think those are the ones that have the most serious concerns.

In general we continue to win designs. And as I said, in our network division, we have a record quarter, so we consider that very positive. It's the designs that we are not winning that are a little more difficult perhaps to see. So we're again, trying to stay in front of our customers. We don't think we have a serious ongoing problem in this regard, particularly with regard to the positive news we've put out. We think we have gotten rid of a lot of concerns over the last quarter that will make these customers feel a little bit better and get them back on line with Vitesse.

-------------------------------------------------------------------------------
Kevin Wink - Polynouth Capital Management - Analyst

Okay. As you're doing everything you can to alleviate concerns of customers, what constraints do you feel like you have in cutting R&D? Because as you know, you are spending a lot as a percentage of revenues on R&D.

-------------------------------------------------------------------------------
Chris Gardner - Vitesse Semiconductor - CEO and President

Yes, we are. We have invested pretty heavily in the segments we're in for the last few years. And again, I think we're very pleased that we're starting to see that those investments are paying off. Our goal is to make sure that we're investing the appropriate amount of money in the areas where we feel we can be successful and we have identified those for you. There are areas where we have been spending money that are just no longer core to the business and that's primarily where we look to conserve some of our resources. And again, I mentioned a few of those in the statement, in terms of some were older galey marsonite products and some of our more leading edge process technology development.

-------------------------------------------------------------------------------
Kevin Wink - Polynouth Capital Management - Analyst

Over what period of time where will it take you to rationalize R&D to where you ultimately want it to be?

-------------------------------------------------------------------------------
Chris Gardner - Vitesse Semiconductor - CEO and President

I think that's a process we will be working on through FY 2007. And certainly as I mentioned, we are starting now to rationalize our strategic planning and put an operational plan behind that. I think by the end of the calendar year, we're going to have -- probably be moving to a model or be online with a model that we're happy with.

-------------------------------------------------------------------------------
Kevin Wink - Polynouth Capital Management - Analyst

Okay, thanks.

-------------------------------------------------------------------------------
Operator

This concludes today's conference call.  Are there any closing remarks?

-------------------------------------------------------------------------------
Chris Gardner - Vitesse Semiconductor - CEO and President

Operator, not at this time.

-------------------------------------------------------------------------------
Operator

Thank you for participating.  You may now disconnect.

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

(c) 2005, Thomson StreetEvents All Rights Reserved.